PURSUANT TO 18 U.S.C. SECTION 1350,
                    AS ADOPTED PURSUANT TO SECTION 906 OF THE
                           SARBANES-OXLEY ACT OF 2002


     The undersigned hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the undersigned's best knowledge and belief, the Quarterly Report on Form 10-Q for the Geodyne Energy Income Limited Partnership III-F ("Issuer") for the period ending March 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"):

(a) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Issuer.

         Dated this 15th day of May, 2003.

                          GEODYNE ENERGY INCOME LIMITED
                          PARTNERSHIP III-F
                          ("Issuer")

                          //s// Dennis R. Neill
                          -----------------------------------
                          Dennis R. Neill
                          President (Chief Executive Officer)

                          //s// Craig D. Loseke
                          -----------------------------------
                          Craig D. Loseke
                          Chief Accounting Officer
                          (Chief Financial Officer)


     A signed original of this written statement required by Section 906 has been furnished to Geodyne Energy Income Limited Partnership III-F and will be retained by Geodyne Energy Income Limited Partnership III-F and furnished to the Securities and Exchange Commission or its staff upon request.